                                                                     EXHIBIT 5.2

                           Drinker Biddle & Reath LLP

                                500 Campus Drive

                         Florham Park, New Jersey 07932

June 16, 2003

The Chubb Corporation
15 Mountain View Road
P.O. Box 1615
Warren, New Jersey 07061-1615

Debevoise & Plimpton
919 Third Avenue
New York, NY 10022

      Re:   The Chubb Corporation - Registration Statement on Form S-3

Dear Sirs and Mesdames:

      We are acting as New Jersey counsel for The Chubb Corporation, a New Jersey corporation (the "Corporation"), in connection with the Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), for the registration of the sale from time to time of securities of the Corporation with an aggregate public offering price of up to $2,500,000,000. The securities may include: (i) unsecured senior debt securities in one or more series (the "Senior Debt Securities") to be issued by the Corporation under an indenture dated as of October 25, 1989 between the Corporation and Bank One Trust Company, N.A., successor in interest to The First National Bank of Chicago, as trustee (the "Senior Indenture"); (ii) subordinated debt securities in one or more series (the "Subordinated Debt Securities, and together with the Senior Debt Securities, the "Debt Securities") to be issued by the Corporation under an indenture dated as of June 4, 2003 between the Corporation and Company, N.A., as trustee (the "Subordinated Indenture"); (iii) junior subordinated deferrable interest debentures in one or more series (the "Junior Subordinated Debentures") to be issued by the Corporation under an indenture dated as of June 4, 2003 between the Corporation and Bank One Trust Company, N.A., as debenture trustee (the "Junior Subordinated Indenture"); (iv) common stock of the Corporation, including rights to purchase Series B Participating Cumulative

The Chubb Corporation
June 16, 2003
Page 2

Preferred Stock (the "Common Stock"); (v) preferred stock of the Corporation (the "Preferred Stock"); (vi) depositary shares representing receipts for fractional interests in Debt Securities, Junior Subordinated Debentures or Preferred Stock (the "Depositary Shares") to be issued by the Corporation in accordance with a deposit agreement to be entered into between the Corporation and a depositary (the "Deposit Agreement"); (vii) warrants to purchase Debt Securities, Preferred Stock or Common Stock (the "Warrants"), to be issued by the Corporation under warrant agreements to be entered into between the Corporation and a bank or trust company, as warrant agent (the "Warrant Agreements"); (viii) stock purchase contracts to purchase shares of Preferred Stock or Common Stock (the "Stock Purchase Contracts"); (ix) stock purchase units (the "Stock Purchase Units") to be issued by the Corporation under Stock Purchase Contracts between the Corporation and purchasers each representing ownership of a Stock Purchase Contract and Debt Securities, Preferred Securities (as defined below), Junior Subordinated Debentures or debt obligations of third parties securing the holder's obligations to purchase shares of Preferred Stock or Common Stock under such Stock Purchase Contract; (x) preferred securities of Chubb Capital Trust I, Chubb Capital Trust II and Chubb Capital Trust III (collectively, the "Preferred Securities") to be issued by the administrative trustees of each trust on behalf of the trust under amended and restated trust agreements to be entered into between the Corporation and each trust (collectively, the "Amended and Restated Trust Agreements"); (xi) guarantees with respect to the Preferred Securities to be executed and delivered by the Corporation for the benefit of each holder of the Preferred Securities, with Bank One Trust Company, N.A., as indenture trustee under each guarantee (the "Guarantees"); and (xii) corresponding junior subordinated debentures (the "Corresponding Junior Subordinated Debentures") to be issued by the Corporation in one or more series under the Junior Subordinated Indenture, with terms corresponding to the terms of the related Preferred Securities.

      We have examined the originals or copies, certified or otherwise identified to our satisfaction, of the Amended and Restated Certificate of Incorporation and the By-laws of the Corporation as amended through the date of this opinion, resolutions of the Corporation's Board of Directors, and such other documents, corporate records, certificates of public officials and other instruments as we have deemed appropriate. We express no opinion concerning the laws of any jurisdiction other than the laws of the State of New Jersey.

      In all cases, we have assumed the legal capacity of each natural person signing any of the documents and corporate records examined by us, the genuineness of signatures, the authenticity of documents submitted to us as originals, the conformity to authentic original documents of documents submitted to us as copies and the accuracy and completeness of all corporate records and other information made available to us by the Corporation.

The Chubb Corporation
June 16, 2003
Page 3



      Based on the foregoing, and subject to the qualifications, limitations and assumptions stated herein, we are of the opinion under New Jersey law that:

      1. The Corporation has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of New Jersey.

      2. The issuance, sale, execution and delivery by the Corporation of the Senior Debt Securities and the execution and delivery by the Corporation of the Senior Indenture have been duly authorized by all necessary corporate action on the part of the Corporation under New Jersey law and the Corporation's Amended and Restated Certificate of Incorporation and By-laws.

      3. The issuance, sale, execution and delivery by the Corporation of the Subordinated Debt Securities and the execution and delivery by the Corporation of the Subordinated Indenture have been duly authorized by all necessary corporate action on the part of the Corporation under New Jersey law and the Corporation's Amended and Restated Certificate of Incorporation and By-laws.

      4. The issuance, sale, execution and delivery by the Corporation of the Junior Subordinated Debentures and the execution and delivery by the Corporation of the Junior Subordinated Indenture have been duly authorized by all necessary corporate action on the part of the Corporation under New Jersey law and the Corporation's Amended and Restated Certificate of Incorporation and By-laws.

      5. The issuance, sale and delivery of shares of Common Stock and Preferred Stock has been duly authorized by all necessary corporate action on the part of the Corporation under New Jersey law and the Corporation's Amended and Restated Certificate of Incorporation and By-laws, and such shares, when issued as contemplated by the Registration Statement and the Prospectus included therein, will be validly issued, fully-paid and non-assessable.

      6. The execution and delivery by the Corporation of the Deposit Agreement and the issuance, sale and delivery by the Corporation of the Depositary Shares have been duly authorized by all necessary corporate action on the part of the Corporation under New Jersey law and the Corporation's Amended and Restated Certificate of Incorporation and By-laws.

      7. The execution and delivery by the Corporation of the Warrant Agreements and the execution, issuance, sale and delivery by the Corporation of the Warrants have been duly authorized by all necessary corporate action on the part of the Corporation

The Chubb Corporation
June 16, 2003
Page 4


under New Jersey law and the Corporation's Amended and Restated Certificate of Incorporation and By-laws.

      8. The execution, issuance, sale and delivery by the Corporation of the Stock Purchase Contracts have been duly authorized by all necessary corporate action on the part of the Corporation under New Jersey law and the Corporation's Amended and Restated Certificate of Incorporation and By-laws.

      9. The execution, issuance, sale and delivery by the Corporation of the Stock Purchase Units have been duly authorized by all necessary corporate action on the part of the Corporation under New Jersey law and the Corporation's Amended and Restated Corporation's Certificate of Incorporation and By-laws.

      10. The execution and delivery by the Corporation of the Guarantees with respect to the Preferred Securities have been duly authorized by all necessary corporate action on the part of the Corporation under New Jersey law and the Corporation's Amended and Restated Certificate of Incorporation and By-laws.

      In connection with the opinions expressed above, we have assumed that, at or prior to the time of the execution, issuance, sale and delivery of any such security, (i) the Board of Directors of the Corporation or the Pricing Committee appointed by the Board of Directors of the Corporation shall have duly established the terms of such security other than Common Stock and duly authorized the issuance and sale of such security other than Common Stock and such authorization shall not have been modified or rescinded; (ii) the Board of Directors of the Corporation or the Pricing Committee appointed by the Board of Directors of the Corporation shall have approved the forms of Subordinated Indenture, Junior Subordinated Indenture, Deposit Agreements, Warrant Agreements, Stock Purchase Contracts and Guarantees; (iii) the Registration Statement shall have been declared effective and such effectiveness shall not have been terminated or rescinded; and (iv) there shall not have occurred any change in law affecting the authorization or issuance of such security. We have also assumed that none of the terms of any security to be established subsequent to the date hereof, nor the issuance and delivery of such security, nor the compliance by the Corporation with the terms of such security will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Corporation, or any restriction imposed by any court or governmental body having jurisdiction over the Corporation.

      We express no opinion as to the effect of bankruptcy, insolvency, reorganization, moratorium and other laws now or hereafter in effect affecting the enforcement of creditors' rights and remedies (including those relating to fraudulent conveyances and transfers).

The Chubb Corporation
June 16, 2003
Page 5

      We hereby consent to the reference to our firm under the caption "Legal Matters" in the Prospectus and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we come within the categories of persons whose consent is required under Section 7 of the Securities Act.

                                                  Very truly yours,


                                                  /s/ DRINKER BIDDLE & REATH LLP